UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 14, 2026

Curanex Pharmaceuticals Inc

(Exact name of registrant as specified in its charter)

Nevada	001-42815	83-0741390
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2 Jericho Plaza, Suite 101B Jericho, NY	11753
(Address of principal executive offices)	(Zip Code)

(718) 673-6078

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Stock, par value $0.0001 per share	CURX	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

Legal Proceedings

On July 23, 2026, Daymond Morales, et al., filed a putative securities class action in the Supreme Court of the State of New York, New York County (Index No. 159271/2026), against the Company and its underwriters Dominari Securities LLC, Pacific Century Securities, LLC, and Revere Securities LLC, as well as more than 20 other issuers, underwriters, and individual principals of the underwriters (“Action 1”). The complaint asserts claims under Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), against the Company and other defendants, and claims under Section 15 of the Securities Act against certain individuals associated with the underwriter defendants. The proposed class includes persons who acquired the Company’s securities in, or pursuant or traceable to the offering documents for, its August 2025 initial public offering (the “IPO”) and allegedly suffered damages. The complaint alleges material misstatements and omissions in the offering documents concerning risks of stock-price manipulation and deficiencies in underwriter due diligence, anti-money laundering compliance, supervision, and business-communication monitoring. The complaint also makes general “blanket” allegations against the defendants relating to market manipulation.

On September 14, 2026, Robert Lovett, on behalf of himself and other purported class plaintiffs, filed a separate putative securities class action in the Supreme Court of the State of New York, New York County (Index No. 655238/2026), against the Company, its former Chief Financial Officer, and directors, its independent auditor, and the IPO underwriters Dominari Securities LLC, Pacific Century Securities, LLC, and Revere Securities LLC (“Action 2”). The complaint asserts claims under Sections 11 and 12(a)(2) of the Securities Act against all named defendants and Section 15 claims against the named individual defendants. The proposed class includes persons who acquired the Company’s securities in, or pursuant or traceable to the offering documents for, the IPO and allegedly suffered damages. The complaint alleges material misstatements and omissions in those documents concerning risks of stock-price manipulation and deficiencies in underwriter due diligence, anti-money laundering compliance, supervision, and business-communication monitoring.

The IPO offering documents referred to in both actions consisted of the Company’s registration statement on Form S-1, as amended, and related prospectuses under the Securities Act in connection with its August 2025 initial public offering. Both complaints seek unspecified compensatory damages, interest, costs and expenses, including attorneys’ and expert fees, rescission or rescissory damages, and equitable or other relief. Neither complaint asserts a fraud claim against the Company. Both actions are at a preliminary stage, and the Company intends to defend them vigorously. The Company’s deadline to respond to the Morales complaint (Action 1) has been extended to November 15, 2026. Plaintiff’s counsel has agreed to extend the Company’s deadline to respond to the Lovett complaint through December 11, 2026.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Curanex Pharmaceuticals Inc

Date: October 19, 2026	By:	/s/ Jun Liu
	Name:	Jun Liu
	Title:	Chief Executive Officer